Exhibit 10.7

The Bond Market Association	International Securities Market Association
New York. Washington. London
www. bondmarkets.com

2000 VERSION

TBMA/ISMA

GLOBAL MASTER REPURCHASE AGREEMENT

Dated as of 23 September 2009

Between:

BARCLAYS BANK PLC (“PARTY A”)

and

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (“PIMCO”) IN ITS OWN CAPACITY ANO AS INVESTMENT ADVISER (THE “INVESTMENT ADVISER”) FOR EACH OF THE ACCOUNTS LISTED IN ANNEX HJ (IDENTIFICATION OF PR[NCIPALS FOR THE PIMCO ACCOUNTS (each, a “PARTYB”)

(a)

From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities and financial instruments (“Securities”) (subject to paragraph 1(c), other than equities and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the repurchase price by Seller to Buyer.

(b)

Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”)) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

October 2000

(c)	If this Agreement may be applied to-

(i)	Buy/Sell Back Transactions, this shall be specified in Annex I hereto, and the provisions of the Buy/Sell Back Annex shall apply to such Buy/Sell Back Transactions;

(ii)	Net Paying Securities, this shall be specified in Annex I hereto and the provisions of Annex I, paragraph 1(b) shall apply to Transactions involving Net Paying Securities.

(d)

If Transactions are to be effected under this Agreement by either party as an agent, this shall be specified in Annex I hereto, and the provisions of the Agency Annex shall apply to such Agency Transactions.

2.	Definitions

(a)	“Act of Insolvency” shall occur with respect to any party hereto upon -

(i)	its making a general assignment for the benefit of, entering into a reorganisation, arrangement, or composition with creditors; or

(ii)	its admitting in writing that it is unable to pay its debts as they become due; or

(iii)	its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(iv)

the presentation or filing of a petition in respect of it (other than by the counterparty to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

(v)	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party or over all or any material part of such party’s property; or

(vi)	the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);

(b)	“Agency Transaction”, the meaning specified in paragraph 1 of the Agency Annex;

(c)	“Appropriate Market”, the meaning specified in paragraph 10;

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(d)	“Base Currency”, the currency indicated in Annex I hereto;

(e)	“Business Day”-

(i)

in relation to the settlement of any Transaction which is to be settled through Clearstream or Euroclear, a day on which Clearstream or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)

in relation to the settlement of any Transaction which is to be settled through a settlement system other than Clearstream or Euroclear, a day on which that settlement system is open to settle such Transaction;

(iii)	in relation to any delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv)

in relation to any obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET operates);

(f)	“Cash Margin”, a cash sum paid to Buyer or Seller in accordance with paragraph 4;

(g)	“Clearstream”, Clearstream Banking, société anonyme, (previously Cedelbank) or any successor thereto;

(h)	“Confirmation”, the meaning specified in paragraph 3(b);

(i)	“Contractual Currency”, the meaning specified in paragraph 7(a);

(j)	“Defaulting Party”, the meaning specified in paragraph 10;

(k)	“Default Market Value”, the meaning specified in paragraph 10;

(I)

“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10 stating that an event shall be treated as an Event of Default for the purposes of this Agreement;

(m)	“Default Valuation Notice”, the meaning specified in paragraph 10;

(n)	“Default Valuation Time”, the meaning specified in paragraph 10;

(o)	“Deliverable Securities”, the meaning specified in paragraph 10;

(p)	“Designated Office”, with respect to a party, a branch or office of that party which is specified as such in Annex I hereto or such other branch or office as may be agreed to by the parties;

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(q)	“Distributions”, the meaning specified in sub-paragraph (w) below;

(r)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;

(s)

“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption;

(t)

Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities, provided that -

(A)

Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or that the nominal value of those Securities has changed in connection with such redenomination; and

(B)

where Securities have been converted, subdivided or consolidated or have become the subject of a takeover or the holders of Securities have become entitled to receive or acquire other Securities or other property or the Securities have become subject to any similar event, the expression “equivalent to” shall mean Securities equivalent to (as defined in the provisions of this definition preceding the proviso) the original Securities together with or replaced by a sum of money or Securities or other property equivalent to (as so defined) that receivable by holders of such original Securities resulting from such event;

(u)	“Euroclear”, Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System or any successor thereto;

(v)	“Event of Default”, the meaning specified in paragraph 10;

(w)

“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon, but excluding distributions which are a payment or repayment of principal in respect of the relevant securities (“Distributions”);

(x)

“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

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(y)

“LIBOR”, in relation to any sum in any currency, the one month London Inter Bank Offered Rate in respect of that currency as quoted on page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined;

(z)

“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(aa)	“Margin Securities”, in relation to a Margin Transfer, Securities reasonably acceptable to the party calling for such Margin Transfer;

(bb)	“Margin Transfer’’, any, or any combination of, the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;

(cc)

“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities at such time on such date obtained from a generally recognised source agreed to by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of Securities that are suspended shall (for the purposes of paragraph 4) be nil unless the parties otherwise agree and (for all other purposes) shall be the price of those Securities as of close of business on the dealing day in the relevant market last preceding the date of suspension) plus the aggregate amount of Income which, as of such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the relevant time;

(dd)	“Net Exposure”, the meaning specified in paragraph 4(c);

(ee)

the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time;

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(ff)

“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(gg)	“Net Value”, the meaning specified in paragraph 10;

(hh)	“New Purchased Securities”, the meaning specified in paragraph 8(a);

(ii)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction), for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(jj)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;

(kk)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;

(ll)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer;

(mm)

“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 in respect of that Transaction;

(nn)	“Receivable Securities”, the meaning specified in paragraph 10;

(oo)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;

(pp)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;

(qq)	“Special Default Notice”, the meaning specified in paragraph 14;

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(rr)

“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Barclays Bank PLC in the London inter-bank market for the sale by it of such second currency against a purchase by it of such first currency;

(ss)	“TARGET”, the Trans-European Automated Real-time Gross Settlement Express Transfer System;

(tt)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;

(uu)

“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and reference to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(vv)	“Transaction Costs”, the meaning specified in paragraph 10;

(ww)

“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(g) or 10(h)), the difference between (i) the Repurchase Price at such time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (ii) the Market Value of Equivalent Securities at such time. If (i) is greater than (ii), Buyer has a Transaction Exposure for that Transaction equal to that excess. If (ii) is greater than (i), Seller has a Transaction Exposure for that Transaction equal to that excess; and

(xx)

except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any electronic system agreed between the parties which is capable of reproducing such communication in hard copy form.

3.	Initiation; Confirmation; Termination

(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.

(b)

Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

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The Confirmation shall describe the Purchased Securities (including CUSIP or IS IN or other identifying number or numbers, if any), identify Buyer and Seller and set forth-

(i)	the Purchase Date;

(ii)	the Purchase Price;

(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation shall state that it is terminable on demand);

(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account[s] to which payments to be made hereunder are to be credited;

(vi)	where the Buy/Sell Back Annex applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;

(vii)	where the Agency Annex applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and

(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex II hereto or may be in any other form to which the parties ag’ree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer.

(d)

Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)

In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

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(f)

On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4.	Margin Maintenance

[Intentionally Omitted]

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5.	Income Payments

Unless otherwise agreed -

(i)

where the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(ii)

where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

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6.	Payment and Transfer

[Intentionally Omitted]

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7.	Contractual Currency

(a)

All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph 10(c)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

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(b)

If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)

If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8.	Substitution

(a)

A Transaction may at any time between the Purchase Date and Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub-paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.

(c)

A Transaction which is varied under sub-paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)

Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time of transfer at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned. Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub-paragraph does not give rise to any net payment of cash by either party to the other.

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9.	Representations

Each party represents and warrants to the other that -

(a)

it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;

(d)

it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)

the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;

(g)	in connection with this Agreement and each Transaction -

(i)

unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)

it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks; and

(h)

at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien, claim, charge or encumbrance.

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On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10.	Events of Default

(a)

If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer-

(i)

Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ii)

if the parties have specified in Annex I hereto that this sub-paragraph shall apply, Seller fails to deliver Purchased Securities on the Purchase Date or Buyer fails to deliver Equivalent Securities on the Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iii)	Seller or Buyer fails to pay when due any sum payable under sub-paragraph (g) or (h) below, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iv)	Seller or Buyer fails to comply with paragraph 4 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(v)	Seller or Buyer fails to comply with paragraph 5 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vi)

an Act of Insolvency occurs with respect to Seller or Buyer and (except in the case of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vii)

any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(viii)

Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder and/or in respect of any Transaction and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

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(ix)

Seller or Buyer is suspended or expelled from membership of or participation in any securities exchange or association or other self regulating organisation, or suspended from dealing in securities by any government agency, or any of the assets of either Seller or Buyer or the assets of investors held by, or to the order of, Seller or Buyer are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(x)

Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-Defaulting Party requiring it to do so, and the non-Defaulting Party serves a Default Notice on the Defaulting Party;

then sub-paragraphs (b) to (f) below shall apply.

(b)

The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, subject to the following provisions, all Cash Margin (including interest accrued) shall be immediately repayable and Equivalent Margin Securities shall be immediately deliverable (and so that, where this sub-paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities and the repayment of any Cash Margin shall be effected only in accordance with the provisions of sub-paragraph (c) below).

(c) (i)

The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Repurchase Date; and

(ii)

on the basis of the sums so established, an account shall be taken (as at the Repurchase Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be due and payable on the next following Business Day. For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

(d)

For the purposes of this Agreement, the “Default Market Value” of any Equivalent Securities or Equivalent Margin Securities shall be determined in accordance with sub-paragraph (e) below, and for this purpose-

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(i)

the “Appropriate Market” means, in relation to Securities of any description, the market which is the most appropriate market for Securities of that description, as determined by the non-Defaulting Party;

(ii)

the “Default Valuation Time” means, in relation to an Event of Default, the close of business in the Appropriate Market on the fifth dealing day after the day on which that Event of Default occurs or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which under paragraph 10(a) no notice is required from the non-Defaulting Party in order for such event to constitute an Event of Default, the close of business on the fifth dealing day after the day on which the non-Defaulting Party first became aware of the occurrence of such Event of Default;

(iii)	“Deliverable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered by the Defaulting Party;

(iv)

“Net Value” means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the non-Defaulting Party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available prices for Securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Margin Securities) as the non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, in the case of Deliverable Securities, all Transaction Costs which would be incurred in connection with the purchase or sale of such Securities;

(v)	“Receivable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered to the Defaulting Party; and

(vi)

“Transaction Costs” in relation to any transaction contemplated in paragraph 10(d) or (e) means the reasonable costs, commission, fees and expenses (including any mark-up or mark-down) that would be incurred in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

(e) (i)	If between the occurrence of the relevant Event of Default and the Default Valuation Time the non-Defaulting Party gives to the Defaulting Party a written notice (a “Default Valuation Notice”) which-

(A)

states that, since the occurrence of the relevant Event of Default, the non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, Securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or Equivalent Margin Securities, and that the non-Defaulting Party elects to treat as the Default Market Value-

October 2000	- 17 -

(aa)

in the case of Receivable Securities, the net proceeds of such sale after deducting all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities sold are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such net proceeds of sale divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Margin Securities actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i)); or

(bb)

in the case of Deliverable Securities, the aggregate cost of such purchase, including all reasonable costs, fees and expenses incurred in connection therewith (provided that, wihere the Securities purchased are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such aggregate cost divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Margin Securities actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i));

October 2000	- 18 -

(B)

states that the non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of Securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size (as determined by the non-Defaulting Party) and specifies-

(aa)

the price or prices quoted by each of them for, in the case of Deliverable Securities, the sale by the relevant market marker or dealer of such Securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such Securities;

(bb)	the Transaction Costs which would be incurred in connection with such a transaction; and

(cc)

that the non-Defaulting Party elects to treat the price so quoted (or, where more than one price is so quoted, the arithmetic mean of the prices so quoted), after deducting, in the case of Receivable Securities, or adding, in the case of Deliverable Securities, such Transaction Costs, as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities; or

(C)	states-

(aa)

that either (x) acting in good faith, the non-Defaulting Party has endeavoured but been unable to sell or purchase Securities in accordance with sub-paragraph (i)(A) above or to obtain quotations in accordance with sub-paragraph (i)(B) above (or both) or (y) the non-Defaulting Party has determined that it would not be commercially reasonable to obtain such quotations, or that it would not be commercially reasonable to use any quotations which it has obtained under sub-paragraph (i)(B) above; and

(bb)

that the non-Defaulting Party has determined the Net Value of the relevant Equivalent Securities or Equivalent Margin Securities (which shall be specified) and that the non-Defaulting Party elects to treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities,

then the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to the Default Market Value specified in accordance with (A), (B)(cc) or, as the case may be, (C)(bb) above.

October 2000	- 19 -

(ii)

If by the Default Valuation Time the non-Defaulting Party has not given a Default Valuation Notice, the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value at the Default Valuation Time; provided that, if at the Default Valuation Time the non-Defaulting Party reasonably determines that, owing to circumstances affecting the market in the Equivalent Securities or Equivalent Margin Securities in question, it is not possible for the non-Defaulting Party to determine a Net Value of such Equivalent Securities or Equivalent Margin Securities which is commercially reasonable, the Default Market Value of such Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value as determined by the non-Defaulting Party as soon as reasonably practicable after the Default Valuation Time.

(f)

The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at LIBOR or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than LIBOR.

(g)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may -

(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)

at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(h)	If Buyer fails to deliver Equivalent Securities to Seller on the applicable Repurchase Date Seller may -

(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;

October 2000	- 20 -

(iii)

at any time while such failure continues, by written notice to Buyer declare that that Transaction (but only that Transaction) shall be terminated immediately in accordance with sub-paragraph (c) above (disregarding for this purpose references in that sub-paragraph to transfer of Cash Margin and delivery of Equivalent Margin Securities and as if references to the Repurchase Date were to the date on which notice was given under this sub-paragraph).

(i)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

0)	Subject to paragraph 10(k), neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

(k) (i)

Subject to sub-paragraph (ii) below, if as a result of a Transaction terminating before its agreed Repurchase Date under paragraphs 10(b), 10(g)(iii) or 10(h)(iii), the non-Defaulting Party, in the case of paragraph 10(b), Buyer, in the case of paragraph 10(g)(iii), or Seller, in the case of paragraph 10(h)(iii), (in each case the “first party”) incurs any loss or expense in entering into replacement transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with such replacement transactions (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement transactions; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(ii)

If the first party reasonably decides, instead of entering into such replacement transactions, to replace or unwind any hedging transactions which the first party entered into in connection with the Transaction so terminating, or to enter into any replacement hedging transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with entering into such replacement or unwinding (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement or unwinding; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(I)	Each party shall immediately notify the other if an Event of Default, or an event which, upon the serving of a Default Notice, would be an Event of Default, occurs in relation to it.

October 2000	- 21 -

11.	Tax Event

(a)	This paragraph shall apply if either party notifies the other that-

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

(ii)	a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax),

has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)

If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub-paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)

Where this paragraph applies, the party giving the notice referred to in sub-paragraph (a) may, subject to sub-paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)

If the party receiving the notice referred to in sub-paragraph (a) so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub-paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)

Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)

This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	Interest

[Intentionally Omitted]

October 2000	- 22 -

[Intentionally Omitted]

13.	Single Agreement

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	Notices and Other Communications

(a)	Any notice or other communication to be given under this Agreement-

(i)	shall be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;

(ii)	may be given in any manner described in sub-paragraphs (b) and (c) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex I hereto.

(b)	Subject to sub-paragraph (c) below, any such notice or other communication shall be effective-

(i)	if in writing and delivered in person or by courier, at the time when it is delivered;

(ii)	if sent by telex, at the time when the recipient’s answerback is received;

(iii)

if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted;

October 2000	- 23 -

(v)	if sent by electronic messaging system, at the time that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	If-

(i)	there occurs in relation to either party an event which, upon the service of a Default Notice, would be an Event of Default; and

(ii)

the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party), the non-Defaulting Party may sign a written notice (a “Special Default Notice”) which -

(aa)	specifies the relevant event referred to in paragraph 10(a) which has occurred in relation to the Defaulting Party;

(bb)

states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party);

(cc)	specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party; and

(dd)	states that the event specified in accordance with sub-paragraph (aa) above shall be treated as an Event of Default with effect from the date and time so specified.

On the signature of a Special Default Notice the relevant event shall be treated with effect from the date and time so specified as an Event of Default in relation to the Defaulting Party, and accordingly references in paragraph 10 to a Default Notice shall be treated as including a Special Default Notice. A Special Default Notice shall be given to the Defaulting Party as soon as practicable after it is signed.

October 2000	- 24 -

(d)	Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it

15.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement

16.	Non-assignability; Termination

(a)

Subject to sub-paragraph (b) below, neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement or under any Transaction without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub-paragraph (a) above shall not preclude a party from ass1gnmg, charging or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(c) or (f) above.

(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement

(e)

The participation of any additional member State of the European Union in economic and monetary union after 1 January 1999 shall not have the effect of altering any term of the Agreement or any Transaction, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction.

17.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England. Buyer and Seller hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.

Party A hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England.

October 2000	- 25 -

Party B hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England.

Each party shall deliver to the other, within 30 days of the date of this Agreement in the case of the appointment of a person identified in Annex I or of the date of the appointment of the relevant agent in any other case, evidence of the acceptance by the agent appointed by it pursuant to this paragraph of such appointment.

Nothing in this paragraph shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

18.	No Waivers, etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	Waiver of Immunity

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	Recording

The parties agree that each may electronically record all telephone conversations between them.

21.	Third Party Rights

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

October 2000	- 26 -

BARCLAYS BANK PLC (“PARTY A”) By:	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (“PIMCO”) IN ITS OWN CAPACITY AND AS INVESTMENT ADVISER (THE “INVESTMENT ADVISER”) FOR EACH OF THE ACCOUNTS LISTED IN ANNEX Ill (!DENTIFICATJON OF PRINCIPALS FOR THE PIMCO ACCOUNTS (each, a “PARTY B”)

By: Title: Date:	By: Title: Date:

By: Title: Date:

October 2000	- 27 -

ANNEX I

Supplemental Terms or Conditions

[Intentionally Omitted]

ANNEX II (CONFIRMATION ANNEX)

Form of Confirmation

[Intentionally Omitted]

ANNEX III

[Intentionally Omitted]

EXECUTION VERSION

PAL MARK-TO-MARKET

Annex I.K

Additional Supplemental Terms and Conditions

This Annex I.K, dated as of September 9, 2025 (the “Annex”) forms a part of the TBMA/ISMA Global Master Repurchase Agreement (2000 Version) dated as of September 23, 2009 (together with each other annex, schedule or appendix thereto, as each such annex may be further amended, restated or otherwise modified from time to time, the “Agreement”) between BARCLAYS BANK PLC (“Buyer”) and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (“PIMCO” or “Investment Manager”) in its own capacity and as investment adviser for each of the accounts listed in Annex III (Identification of Principals for the PIMCO Accounts) which Agreement is hereby incorporated by reference in its entirety herein as modified hereby, but shall only apply to Repurchase Transactions between Buyer and Seller (as defined herein) as contemplated by the terms hereof. The Facility shall be full recourse as to Seller. For purposes of this Annex, “Net Exposure” means any Net Exposure arising solely with respect to Repurchase Transactions between Buyer and Seller as contemplated by the terms of this Annex. Capitalized terms used but not defined in this Annex shall have the meanings ascribed to them in the Agreement.

1.	Inconsistency. In the event of any inconsistency between the terms of the Agreement and this Annex, this Annex shall govern.

2.

Definitions. Paragraph 2 of the Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 in its entirety and replaced with the following:

“Adjustable Rate Mortgage Loan”: A Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Affiliate”: With respect to any party, means another entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such party. For purposes of this definition, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, an entity shall be deemed to be controlled by another entity if such other entity possesses, directly or indirectly, the power to elect a majority of the board of directors or equivalent body of the first entity. Notwithstanding the foregoing, “Affiliate” with respect to Seller or a Guarantor as used in this Annex shall only include each Guarantor and its Subsidiaries (including, for the avoidance of doubt, the Legal Title Trust, the Grantor Trust, the REO Entity and the Holdings Trust).

“Aged Modified Loan”: A Modified Loan for which the time between the date on which such Modified Loan was modified, as reflected in the most recent Asset Tape, or, with respect to a Modified Loan within the scope of clause (b)(2) of the definition of Modified Loan, the Payment Date on which such Modified Loan returned to being current (using the MBA Method of Delinquency), as reflected in the most recent Asset Tape, to the date of determination of the Loan Level Advance Rate of such Modified Loan is more than sixty (60) days.

“Agency”: Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.

“Agency Guide”: The Freddie Mac Guide, the Fannie Mae Guide, or the Ginnie Mae Guide, as applicable.

“Agency Loan”: A Mortgage Loan, that is not a Non-Performing Loan, secured by a one-to four-family residential property eligible for pooling in a Security (not taking into account any limits on types of Mortgage Loans that can be pooled in a Security); provided, however, that any such Agency Loan that is contractually delinquent (using the MBA Method of Delinquency) for ninety (90) or more days will be deemed to be a Non-Performing Loan.

“Agency Program”: The Freddie Mac Program, the Fannie Mae Program, or the Ginnie Mae Program, as applicable.

“Applicable Agency”: Ginnie Mae, Fannie Mae, or Freddie Mac, as applicable.

“Asset Tape”: A computer tape or other electronic medium generated by Seller, and delivered to Calculation Agent and applicable Custodian, which provides information for the Underlying Assets, in a format reasonably acceptable to Calculation Agent.

“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Legal Title Trustee for the Legal Title Trust.

“ATR Rules”: The “ability to repay” rules specified in the federal Truth-in-Lending Act as amended pursuant to rulemaking authority provided under the Dodd-Frank Act which require lenders make a reasonable, good-faith determination that a borrower has an ability to repay the loan as determined by the following eight (8) underwriting factors: (i) current or reasonably expected income or assets (other than the value of the property that secures the loan) that the mortgagor will rely on to repay the loan, (ii) current employment status (if the originator relies on employment income when assessing the mortgagor’s ability to repay), (iii) monthly mortgage payment for the loan, (iv) monthly payment on any simultaneous loans secured by the same property, (v) monthly payments for property taxes and required insurance, and certain other costs related to the property such as homeowners association fees or ground rent, (vi) debts, alimony, and child-support obligations, (vii) monthly debt-to-income ratio or residual income, calculated using the total of all of the mortgage and nonmortgage obligations listed above, as a ratio of gross monthly income and (viii) credit history.

“Bankruptcy Code”: Title 11 of the United States Code, 11 U.S.C. § 101 et seq, as amended.

“Benchmark”: Initially, Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12 of this Annex.

“Benchmark Replacement”: The sum of:

(1)	the alternate benchmark rate that has been selected by Calculation Agent giving due consideration to

(a)	any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or

(b)	any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities; and

(2)	the Benchmark Replacement Adjustment,

provided that, if at any time, the Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Annex.

“Benchmark Replacement Adjustment”: For each applicable Pricing Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Calculation Agent giving due consideration to the factors set forth in clauses (1)(a) and (1)(b) in the definition of Benchmark Replacement.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Period,” timing and frequency of determining rates and making payments of interest, timing of seller requests for repurchases, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Calculation Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Calculation Agent in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Calculation Agent decides is reasonably necessary in connection with the administration of this Annex).

“Benchmark Replacement Date”: The date on which a Benchmark Replacement becomes effective pursuant to Section 12 of this Annex.

“Benchmark Transition Event”: With respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of the Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all applicable tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenor of such Benchmark, (b) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored or that such Benchmark is or will not be in compliance or aligned with the International Organization of Securities Commissions Principles for Financial Benchmarks, (c) Calculation Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining such Benchmark, or (d) Calculation Agent determines in its sole discretion that the adoption of, or any Change in Law, or in the interpretation or application thereof shall make it unlawful for Buyer to accrue Price Differential based on such Benchmark.

“Business Day” or “business day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California, Maryland or Delaware are authorized or obligated by law or executive order to be closed, or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed. With respect to any calculation of SOFR or Term SOFR, a U.S. Government Securities Business Day.

“Buyer”: Barclays Bank PLC.

“Calculation Agent”: Barclays Bank PLC.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Certificate Notional Balance”: As defined in the Holdings Trust Agreement.

“Change in Law”: (a) The adoption of any Requirements of Law, rule or regulation after the date of this Annex, (b) any change in any Requirements of Law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Annex or (c) compliance by Buyer (or any Affiliate thereof) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Annex.

“Closing Date”: September 10, 2025.

“Collection Account”: The separate non-interest bearing trust account having the designation set forth in the Holdings Trust Agreement for the receipt of distributions with respect to the beneficial ownership interests underlying the Purchased Securities.

“Confirmation”: A purchase confirmation, which may be in either electronic or physical format, containing the information identified in Paragraph 3(b) duly completed, delivered and agreed to by Seller and Buyer in accordance with Paragraph 3 of the Agreement in connection with a Repurchase Transaction to be governed by this Annex.

“Construction Mortgage Loan”: A Residential Transitional Loan that is underwritten as a ground-up construction loan and which remains in the ground-up construction phase of development, which may be determined in Buyer’s sole, good faith, discretion.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Custodial Agreement”: That certain Master Custodial Agreement, dated as of September 10, 2025, by and among the Custodian, the Program Manager, and the Legal Title Trustee, as amended by that certain Amendment No. 1 to Master Custodial Agreement, dated on or about the date hereof, by and among the Custodian, the Legal Title Trustee and the Program Manager and acknowledged and agreed to by Buyer, as the same may be amended, modified or supplemented from time to time.

“Custodian”: Computershare Trust Company, N.A.

“Default Rate”: The Pricing Rate plus    .

“Delinquent Loan”: A Mortgage Loan that is ninety (90) days or more delinquent, as determined using the MBA Method of Delinquency.

“Dispute Procedure”: Defined in Section 11 of this Annex.

“Eligible Underlying Asset”: Any Underlying Asset that is of a Product Type and is not an Ineligible Underlying Asset.

“Escrow Payments”: With respect to a Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges and other payments as may be required to be escrowed by the mortgagor with the mortgagee pursuant to the terms of the Mortgage or any other document.

“Excluded Obligation”: The (a) guarantees of obligations of any Subsidiary of a Guarantor and (b) completion guarantees and other contingent obligations of a Guarantor or any related investing vehicle under customary “carve-outs” from non-recourse provisions.

“Exit Fee”: An amount equal to         basis points multiplied by the aggregate Repurchase Price applicable to the Eligible Underlying Assets that are sold or otherwise disposed of on such date.

“Expiration Date”: The Payment Date occurring in       .

“Facility”: The            uncommitted reverse repurchase facility established pursuant to this Annex, the Agreement and the Program Documents.

“Fair Market Value”: As of any date of determination, the bid-side fair market value of an arms-length transaction between two consenting parties as determined by Buyer in a commercially reasonable manner, using the same methods as it uses for determinations of fair market value of similar assets (including, without limitation, whether such asset is a servicing-released or servicing-retained asset) in similar facilities.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“Fannie Mae Guide”: The Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.

“Fannie Mae Mortgage Loan”: A Mortgage Loan that is in Strict Compliance on the related Purchase Date with the eligibility requirements specified for the applicable Fannie Mae Program described in the Fannie Mae Guide.

“Fannie Mae Program”: The Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.

“Fannie Mae Security”: An ownership interest in a pool of Fannie Mae Mortgage Loans, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by Fannie Mae and backed by a pool of Fannie Mae Mortgage Loans.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“FHA”: The Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

“FHA Modified Loan”: A Modified Loan that is insured by the FHA.

“Floor”:

“Flow Assignment Agreement”: That certain Flow Assignment Agreement, dated as of September 10, 2025, by and among the Program Manager, the Grantor Trustee, as assignor, and the REO Entity, as assignee, as the same may be amended, restated modified or supplemented from time to time.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, and its successors in interest.

“Freddie Mac Guide”: The Freddie Mac Sellers’ and Servicers’ Guide, as such guide may hereafter from time to time be amended.

“Freddie Mac Mortgage Loan”: A Mortgage Loan that is in Strict Compliance on the related Purchase Date with the eligibility requirements specified for the applicable Freddie Mac Program described in the Freddie Mac Guide.

“Freddie Mac Program”: The Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

“Freddie Mac Security”: A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by Freddie Mac and backed by a pool of Freddie Mac Mortgage Loans.

“Ginnie Mae”: The Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.

“Ginnie Mae Guide”: The Ginnie Mae Mortgage-Backed Securities Guide, as such guide may hereafter from time to time be amended.

“Ginnie Mae Mortgage Loan”: A Mortgage Loan that is in Strict Compliance on the related Purchase Date with the eligibility requirements specified for the applicable Ginnie Mae Program in the applicable Ginnie Mae Guide, and such mortgage loan has not been purchased out of a Ginnie Mae Security.

“Ginnie Mae Program”: The Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.

“Ginnie Mae Security”: A modified pass-through mortgage-backed certificate guaranteed by Ginnie Mae, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York and backed by a pool of Ginnie Mae Mortgage Loans.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation, registration or formation, by-laws, memorandum and articles of association, partnership agreement or exempted limited partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates (other than with respect to Seller) or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supranational body such as the European Union or the European Central Bank.

“Grantor Trust”: PAL RL Grantor Trust 1, which was formed pursuant to the Pooling Agreement.

“Grantor Trust Certificate” The PAL RL Grantor Trust 1 Trust Certificate issued pursuant to the PAL RL Grantor Trust 1 Pooling Agreement.

“Grantor Trustee” UMB Bank, National Association.

“Guarantors”: PIMCO Asset-Based Lending Company LLC - Series I, a registered series of PIMCO Asset-Based Lending Company, LLC (“PALCO”), a Delaware limited liability company, and PIMCO Asset-Based Lending Company LLC - Series II, a registered series of PALCO.

“Guaranty”: That certain Guaranty, dated on or about the date hereof, by the Guarantors in favor of Buyer, as the same may be amended, restated, modified or supplemented from time to time.

“Guidelines”: Such underwriting guidelines provided by Seller to Buyer and approved by Buyer, as amended, modified or supplemented from time to time with the consent of Buyer.

“High Cost Mortgage Loan”: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, or (b) a “high cost,” “threshold,” “covered,” “abusive,” “high risk” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“Holdback Amount”: All future funding amounts for the related Mortgagor to improve and rehabilitate the related Mortgaged Property, to the extent required to be deposited and retained in an account held by Seller or the Legal Title Trust.

“Holdback Draw”: With respect to each Holdback Loan, a disbursement of additional loan proceeds to the related mortgagor following the completion of the related Holdback Repairs and satisfaction of any conditions to such disbursement set forth in the related Mortgage Loan Documents.

“Holdback Draw Request”: With respect to each Holdback Loan, a request by the related mortgagor for disbursement of a Holdback Draw in accordance with the related Mortgage Loan Documents.

“Holdback Loan”: A Residential Transitional Loan that requires the disbursement of one or more Holdback Draws pursuant to and in accordance with the terms of the related Mortgage Loan Documents.

“Holdback Repairs”: With respect to each Holdback Loan, the repairs, construction work and other mortgagor obligations under the related Mortgage Loan Documents that must be performed and completed by the related mortgagor as a condition to the disbursement of the related Holdback Draws.

“Holder”: As defined in the Holdings Trust Agreement.

“Holdings Trust”: PAL RL Holdings Trust 1, a New York common law trust.

“Holdings Trust Agreement”: The Trust Agreement, dated on or about the date hereof, by and among the Program Manager, the Trustee, Barclays Bank PLC, as calculation agent, and Computershare Trust Company, N.A., as certificate registrar and paying agent, as modified by that certain Holdings Trust Agreement Side Letter, dated on or about the date hereof, by and among Buyer, the Program Manager, the Trustee and Computershare Trust Company, N.A., as certificate registrar and paying agent, as amended, restated, supplemented or otherwise modified from time to time.

“Holdings Trust Certificate” or “Holdings Trust Certificates”: The PAL RL Holdings Trust 1 Trust Certificates issued pursuant to the Holdings Trust Agreement.

“HUD”: The United States Department of Housing and Urban Development and its successors.

“Indebtedness”: With respect to any Person as of any date of determination, and only to the extent outstanding at such time: the sum of (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) in respect of letters of credit or similar instruments issued for account of such Person; (e) Capital Lease Obligations; (f) payment obligations under repurchase agreements, single seller financing facilities, warehouse facilities and other lines of credit; (g) indebtedness of others guaranteed on a recourse or partial recourse basis by such Person; (h) all obligations incurred in connection with the acquisition or carrying of fixed assets; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other known or contingent liabilities of such Person, less the amount of any non-recourse debt, including any securitization debt, and any intercompany debt eliminated in consolidation by the Guarantors.

“Ineligible Underlying Assets”: Any Mortgage Loan or REO Property for which the representations and warranties set forth in Schedule II-A, Schedule II-B, Schedule II-C and/or Schedule II-E to this Annex, as applicable, or, in the case of Agency Loans, Schedule II-D are incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated. For the avoidance of doubt, the representations and warranties set forth in Schedules II-A, II-B, II-C, II-D or II-E to this Annex shall not be deemed to be representations and warranties made pursuant to Paragraph 9 of the Agreement or subject to Paragraph 10(a)(vii) of the Agreement.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Act of Insolvency in any jurisdiction.

“Interest Only Loan”: A Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Investment Company Act”: The Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Legal Fee Cap”:     , which shall be applicable to this Facility.

“Legal Title Trust”: PAL RL Title Trust 1.

“Legal Title Trust Agreement”: That certain Trust Agreement, dated as of September 10, 2025, by and between the Program Manager and the Legal Title Trustee, and acknowledged and agreed to by Computershare Trust Company, N.A., as participation agent, as modified by that certain Legal Title Trust Agreement Side Letter, dated on or about the date hereof, by Buyer and acknowledged and agreed to by the Program Manager and the Legal Title Trustee, each as amended, restated, supplemented or otherwise modified from time to time.

“Legal Title Trustee”: UMB Bank, National Association.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Lien Position”: The priority of the Lien of the Mortgage on the Mortgaged Property.

“Loan Level Advance Rate”: The percentage set forth in Section 4 of this Annex; provided, that if, at any time, the outstanding principal balance of Delinquent Loans is greater than 50% of the aggregate outstanding principal balance of all Eligible Underlying Assets, the Loan Level Advance Rate for each Delinquent Loan constituting such excess, in order of greatest loan-to-value ratio (calculated for each Delinquent Loan as the outstanding principal balance of such Delinquent Loan divided by the most recent appraised value of the related Mortgaged Property), shall be        .

“Margin Notice”: A notice provided in writing in accordance with Paragraph 4(b) of the Agreement.

“Market Value”: For any Purchased Security as of any date the value ascribed to a Purchased Security based upon the value of the Underlying Assets, determined by Calculation Agent in its reasonable discretion exercised in good faith. For any Mortgage Loan constituting an Underlying Asset, a Fair Market Value, expressed as a dollar amount, of such Mortgage Loan. The value of an Underlying Asset that is an Ineligible Underlying Asset may be deemed by Buyer to be $0. Any determination of Market Value shall be subject to the Dispute Procedure.

“Master Participation Agreement”: That certain Master Participation Agreement, dated as of September 10, 2025, by and among the Program Manager, the Legal Title Trustee and the Participation Agent, each Participation Supplement thereto and that certain Master Participation Agreement Side Letter, dated on or about the date hereof, by Buyer and acknowledged and agreed to by the Program Manager, the Legal Title Trustee, the Participation Agent, and each of the participants party thereto, each as amended, restated, modified or supplemented from time to time.

“Master Servicer”: Computershare Trust Company, N.A.

“Master Servicing Agreement”: That certain Master Servicing Agreement, dated as of September 10, 2025, by and among the Program Manager, the Legal Title Trustee, the Participation Agent and the Master Servicer, as modified by that certain Master Servicing Agreement Side Letter, dated on or about the date hereof, by Buyer and acknowledged and agreed by the Program Manager, the Legal Title Trustee, the Master Servicer and the Participation Agent, each as amended, restated, modified or supplemented from time to time.

“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the business, operations or financial condition of Seller or each Guarantor and their respective Subsidiaries, taken as a whole, (b) the combined ability of Seller and the Guarantors to pay and perform the Obligations, (c) the validity, legality, binding effect or enforceability of any Program Document or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer under any Program Document, or (e) the perfection or priority of any Lien granted under any Program Document.

“Maximum Aggregate Purchase Price”: An uncommitted amount equal to      .

“MBA Method of Delinquency”: With respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the mortgagor fails to make a monthly payment originally due on August 1 by the close of business on August 31.

“Measurement Date”: The last day of any calendar month.

“MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Designated Mortgage Loan”: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

“MIN”: The mortgage identification number of Mortgage Loans registered with MERS on the MERS system.

“Modified Loan”: A Mortgage Loan that (a) is insured by FHA, guaranteed by the VA or guaranteed by the USDA, (b) (1) was purchased out of a Ginnie Mae Security or from a third-party whole loan investor solely as a result of modifications to such Mortgage Loan, or (2) was purchased out of a Ginnie Mae Security or from a third-party whole loan investor as a result of delinquent mortgage payments, but, without any loan modifications, subsequently became reperforming and (c) is a Ginnie Mae Mortgage Loan.

“Monthly Payment”: The scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an Adjustable Rate Mortgage Loan.

“Mortgage”: A mortgage, deed of trust, or other security instrument, securing a Mortgage Note.

“Mortgage File”: As defined in the Custodial Agreement.

“Mortgage Interest Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Mortgage Loan”: Any fixed-rate or adjustable-rate one- to four-family residential mortgage loan or line of credit that is current (including modified loans), delinquent, and/or in the process of foreclosure and secured by a first lien or second lien Mortgage.

“Mortgage Loan Document”: Each document contained in the Mortgage File.

“Mortgage Note”: A promissory note or other evidence of indebtedness of the obligor thereunder, evidencing a Mortgage Loan, and secured by the related Mortgage.

“Mortgaged Property”: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

“NAV”: With respect to each Guarantor, the total assets of such Guarantor and its consolidated Subsidiaries less the aggregate liabilities thereof (including all liabilities where such entity has recourse obligations) in accordance with GAAP in the country in which such Guarantor is organized. On a nonquarter end reporting period, the NAV will be determined based on each Guarantor’s internal portfolio accounting systems book of record which does not reflect all required adjustments to be in accordance with GAAP.

“Negative Amortization”: The portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of such Mortgage Loan.

“Non-Performing Loan”: A Mortgage Loan (i) for which any scheduled monthly payment due thereon is more than sixty (60) days contractually delinquent (using the MBA Method of Delinquency), or (ii) that is deemed to be a Non-Performing Loan pursuant to the definition of Non-QM Loan or Agency Loan, as applicable.

“Non-QM Loan”: A Mortgage Loan, excluding any Agency Loan, which does not have the benefit of the safe harbor from liability under the ATR Rules or a rebuttable presumption for such liability and which satisfies the applicable Guidelines; provided, however, that any such Non-QM Loan that is contractually delinquent (using the MBA Method of Delinquency) for ninety (90) or more days will be deemed to be a Non-Performing Loan.

“Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under the Program Documents, whether now existing or hereafter arising, and all interest and fees that accrue thereunder after the commencement by or against Seller of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Participation Agent”: Computershare Trust Company, N.A.

“Participation Supplement”: Each of (x) that certain Participation Supplement No. 1 to the Master Participation Agreement, dated as of September 10, 2025, by and between the Program Manager and the Legal Title Trustee and accepted and agreed to by the Grantor Trustee, as participant, and (y) that certain Participation Supplement No. 2 to the Master Participation Agreement, dated September 10, 2025, by and between the Program Manager and the Legal Title Trustee and accepted and agreed to by the REO Entity, as participant.

“Payment Date”: The 28th day of each calendar month (or the next succeeding Business Day if the 28th is not a Business Day), commencing with the first such Business Day following the Closing Date, unless otherwise agreed to between Seller and Buyer.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, and (c) Liens granted pursuant to or by the Program Documents.

“Person”: An individual, corporation, limited liability company, exempted company, business trust, partnership, exempted limited partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Pooling Agreement”: That certain Pooling Agreement, dated as of September 10, 2025, by and among the Program Manager, the Trustee and the Securities Administrator, as amended by Amendment No. 1 thereto among the Program Manager, the Trustee and the Securities Administrator, and as modified by that certain Pooling Agreement Side Letter, dated on or about the date hereof, by and among Buyer, the Program Manager, the Trustee and the Securities Administrator, as the same may be amended, modified or supplemented from time to time.

“Preapproved Dealers”: Any entity that is not an Affiliate of Seller and that is able to provide an firm bid (which bid will be executable upon satisfaction of stipulations and/or other trading protocols that are common practice in the whole loan trading market) to purchase the Underlying Asset subject to the Dispute Procedures.

“Pricing Margin”: With respect to the Product Type indicated in the following table, (i) the applicable percentage set forth in the following table, or (ii) such other Pricing Margin as may be set forth in a Confirmation:

Product Type		Pricing Margin
Agency Loan
FHA Modified Loan
USDA Modified Loan
VA Modified Loan
Non-QM Loan
Re-Performing Loan
Non-Performing Loan
REO Property
Second Lien Loan
Residential Transitional Loan
Residential Transitional Loan	Construction Mortgage Loan - contractually delinquent (using the Mortgage Bankers Association method) for less than 60 days

“Pricing Period”: For any Purchased Security, (a) in the case of the first Payment Date, the period from the Purchase Date for such Purchased Security to but excluding such Payment Date, and (b) in the case of any subsequent Payment Date, the one-month period commencing on and including the prior Payment Date and ending on but excluding such Payment Date; provided that no Pricing Period for a Purchased Security shall end after the Repurchase Date for such Purchased Security.

“Pricing Rate”: For any Pricing Period, an amount equal to the sum of (a) the greater of (i) the Benchmark for such Pricing Period and (ii) the Floor plus (b) the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Section 12 of this Annex; provided that, during the continuance of any Event of Default, the Pricing Rate shall be the Default Rate.

“Product Type”: An Agency Loan, a Modified Loan, an Aged Modified Loan, a Non-QM Loan, a Re-Performing Loan, a Non-Performing Loan, a Second Lien Loan, a Residential Transitional Loan, or a REO Property, as applicable.

“Program Documents”: Collectively, this Agreement (including, without limitation, this Annex), the Guaranty, all Confirmations, the Purchased Securities, the Grantor Trust Certificates, the REO Membership Certificate, the Holdings Trust Certificates, the Holdings Trust Agreement, the Legal Title Trust Agreement, the Custodial Agreement, the Master Servicing Agreement, the

Servicing Agreement, the Pooling Agreement, REO Entity Limited Liability Company Agreement, the Master Participation Agreement and participation supplements thereto, the Flow Assignment Agreement, all UCC financing statements, amendments and continuation statements filed pursuant to any other Program Document, and all additional documents, certificates, agreements entered into in connection with this Annex or any other Program Document.

“Program Manager”: PALCO LVS 4 LP.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Price”: In respect of any Purchased Security, (a) as of the Purchase Date set forth in the related Confirmation, the amount set forth in the Confirmation and (b) as of any date of determination after the Purchase Date set forth in the related Confirmation, the amount mutually agreed to by Buyer and Seller on a monthly basis; which, in either case, shall be the sum of the product of (x) the Market Value of each Eligible Underlying Asset and Holdback Amounts held by the Legal Title Trust as of such date of determination as reflected in the Asset Tape delivered by Seller and agreed to by Calculation Agent prior to such date of determination and (y) the Loan Level Advance Rate with respect to each such Eligible Underlying Asset. In no event shall the aggregate Purchase Price of all Purchased Securities exceed the Maximum Aggregate Purchase Price.

“Purchased Securities”: Any Holdings Trust Certificate subject to a Repurchase Transaction under the Agreement.

“Re-Performing Loan”: A Mortgage Loan that was previously a Non-Performing Loan and is currently less than sixty (60) days contractually delinquent as of the most recent Measurement Date (using the MBA Method of Delinquency).

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any Servicer with respect to the Underlying Assets.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or any successor thereto.

“REO Entity”: PAL RL REI 1 LLC.

“REO Entity Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the REO Entity (as amended from time to time), by PALCO LVS 4 LP, as manager and sole member.

“REO Membership Certificate”: The limited liability membership certificate of the REO Entity issued pursuant to the REO Entity Limited Liability Company Agreement.

“REO Property”: A residential real property including land and improvements, together with all buildings, fixtures and attachments thereto, all insurance proceeds, liquidation proceeds, condemnation proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection therewith by Servicer in the name of the Legal Title Trust, or such other entity as may be required pursuant to contractual or regulatory requirements, as a result of the foreclosure, deed in lieu, or other liquidation.

“Repurchase Price”: For any Purchased Security as of any date, an amount equal to the sum of (a) the outstanding Purchase Price for such Purchased Security as of such date, (b) the accrued and unpaid Price Differential for such Purchased Security as of such date and (c) all other amounts due and payable with respect to such Purchased Security under the Agreement (including, without limitation, this Annex) or any other Program Document as of such date of determination (including, without limitation, accrued, invoiced and unpaid fees and expenses due hereunder), as such amount is reduced by (d) the amount of any Cash Margin received by Buyer to cure any Net Exposure pursuant to Paragraph 4 of the Agreement and applied to the Purchase Price of such Purchased Security.

“Requirements of Law”: As to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Residential Transitional Loan”: A residential Mortgage Loan, which satisfies the applicable Guidelines and is underwritten to borrowers with investment in mortgaged properties with purposes of selling, refinancing or renting after making improvements on the mortgaged properties, which, for the avoidance of doubt, includes Construction Mortgage Loans.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Restricted Mortgage Loan”: A (i) “Growing Equity Loan,” “Manufactured Home Loan,” “Graduated Payment Loan,” “Buydown Loan,” “Project Loan,” “Construction Loan” or “HECM Loan,” each as defined in the applicable Agency Guide, (ii) a Mortgage Loan for which the related Escrow Payments have not been made by the next succeeding Due Date, or (iii) a High Cost Mortgage Loan.

“RTL Guarantee”: As to each Residential Transitional Loan in which the related mortgagor is a corporation, limited liability company, limited partnership, partnership, joint venture, trust or other entity (rather than an individual), a guaranty or similar instrument in which an individual directly or indirectly owning or affiliated with such mortgagor guarantees the obligations of such mortgagor under the related Mortgage Loan Documents.

“Second Lien Loan”: A Mortgage Loan with a second priority Lien Position as of the related date of determination.

“Securities Administrator”: Computershare Trust Company, National Association.

“Security”: A Ginnie Mae Security, a Fannie Mae Security or a Freddie Mac Security, as applicable.

“Security Account”: As defined in the related Pooling Agreement.

“Seller”: PALCO LVS 4 LP.

“Servicer”: any servicer approved in writing by Buyer in its reasonable discretion, together with their respective permitted successors and assigns.

“Servicing Agreement”: (i) any servicing agreement and servicer acknowledgement approved in writing by Buyer in its reasonable discretion or (ii) all such servicing agreements and servicer acknowledgements as the context may require.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source identified by the SOFR Administrator from time to time.

“SOFR Administrator”: The Federal Reserve Bank of New York, as administrator of SOFR (or a successor administrator).

“Strict Compliance”: Compliance of the Mortgage Loans with the requirements of the Agency Guide sufficient to enable an Agency-approved issuer, as applicable, to issue and to service and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Security.

“Subsidiary”: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Term SOFR”: With respect to any date of determination, the forward-looking term rate based on SOFR, for a corresponding tenor of one month, as of two (2) Business Days prior to the first day of the corresponding Pricing Period containing such date of determination, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any such date Term SOFR has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be the Term SOFR as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited (or any successor administrator of a forward-looking term rate based on SOFR rate approved by Buyer in its sole discretion).

“Trustee”: UMB Bank, National Association, as trustee of Holdings Trust, the Grantor Trust or the Legal Title Trust, as applicable.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the U.S. Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Underlying Asset Component Purchase Price”: With respect to each Underlying Asset, an amount equal to the product of (i) the Market Value of each such Underlying Asset and (ii) the Loan Level Advance Rate applicable to each such Underlying Asset as provided in as provided in Section 4 of this Annex.

“Underlying Assets”: The Mortgage Loans, the Modified Loans and REO Properties indirectly owned by the Holdings Trust.

“USDA”: The United States Department of Agriculture or any successor thereto.

“USDA Modified Loan”: A Modified Loan that is guaranteed by USDA.

“VA”: The United States Department of Veterans Affairs or any successor thereto.

“VA Loan Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Modified Loan”: A Modified Loan that is guaranteed by VA.

3.

Voting Rights. So long as the Purchased Securities are subject to the Agreement, Buyer, as Holder of such Purchased Securities, hereby grants to Seller a revocable license to exercise all voting and direction rights inuring to Holder under the Program Documents; provided, however, that no vote shall be cast or direction right exercised or other action taken which would impair the Purchased Securities, Buyer’s rights thereto or thereunder or the Underlying Assets or which would be inconsistent with, or result in a violation of, any provision of the Agreement or the Program Documents. Notwithstanding the foregoing, the license granted by Buyer pursuant to the prior sentence is revocable by Buyer upon the occurrence and during the continuance of an Event of Default. Upon revocation of such license, Buyer shall not cast any vote or exercise any direction right or other action taken which would impair the Purchased Securities, the Underlying Assets or which would be inconsistent with or result in a violation of any provision of the Agreement or the Program Documents; provided, however, that Buyer may direct the sale and liquidation of the Underlying Assets only upon the occurrence and during the continuance of an Event of Default.

4.	Confirmation. Paragraph 3(b) of the Agreement is hereby amended by deleting the second sentence thereof in its entirely and replacing it with the following:

The Confirmation shall describe the Purchased Securities (including the current Certificate Notional Balance, stated final maturity date and CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Repurchase Date, and (iii) any additional terms or conditions of the Repurchase Transaction not inconsistent with this Agreement. The Purchase Price for the Purchased Securities will be an amount equal to the sum of each Underlying Asset Component Purchase Price.

The “Loan Level Advance Rate” as applicable to each Product Type, shall be as follows, unless otherwise set forth in a Confirmation:

PRODUCT TYPE	STATUS	LOAN LEVEL ADVANCE RATE
Agency Loan
Non-QM Loan
Re-Performing Loan
Second Lien Loan

Non-Performing Loan
REO Property
FHA Modified Loan
USDA Modified Loan
VA Modified Loan
Residential Transitional Loan that is not a Construction Mortgage Loan
Construction Mortgage Loan		or as otherwise specified in the Confirmation*

*The Loan Level Advance Rate of each Construction Mortgage Loan that is contractually delinquent (using the Mortgage Bankers Association method) for sixty (60) or more days shall be

With respect to any Repurchase Transaction, the applicable Loan Level Advance Rate applied to a FHA Modified Loan, a USDA Modified Loan or a VA Modified Loan, as applicable, shall be reduced (i) by    on the determination date such Modified Loan becomes an Aged Modified Loan or (ii) to    thirty (30) days after the determination date such Modified Loan became an Aged Modified Loan.

5.	Application of Income. Paragraph 5 of the Agreement is hereby amended by adding the following subparagraph at the end of such Paragraph:

Seller to Remain Liable. If the amounts remitted to Buyer as provided in this Paragraph 5 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any other Program Document on a Payment Date or a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

6.

Additional Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under the Agreement and shall entitle Buyer, as the non-defaulting party, to exercise the termination rights under Paragraph 10 of the Agreement:

(a)

Seller or Program Manager fails to observe or perform in any material respect any obligation of Seller or the Program Manager, respectively under the Program Documents, and such failure continues unremedied for thirty (30) calendar days after the earlier of receipt of written notice thereof from Buyer to Seller or the knowledge of such failure by Seller or the Program Manager;

(b)

(i) any provision of the Program Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller or a Guarantor thereunder, ceases to be the legal, valid, binding and enforceable obligation of Seller or such Guarantor, or any Affiliate thereof that is a party thereto and results in a Material Adverse Effect, (ii) the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller, a Guarantor or any Affiliate thereof that is a party thereto, in each case directly, indirectly, in whole or in part, and the outcome of such contest, challenge, denial or repudiation would result in a Material Adverse Effect, or (iii) any Lien or security interest granted to Buyer under or in connection with the Program Documents terminates, is declared null and void, ceases to be valid and effective;

(c)

the Holdings Trust ceases for any reason to have a valid and perfected first priority security interest in the “Purchased Securities” (as defined in the Holdings Trust Agreement) or the Legal Title Trust ceases for any reason to hold all beneficial and equitable interests in each Holdback Draw that remains undrawn related to each Residential Transitional Loan that is a Holdback Loan;

(d)

Seller or a Guarantor is required to register as an “investment company” (as defined in the Investment Company Act), the arrangements contemplated by the Program Documents shall require registration of Seller or a Guarantor as an “investment company” or the REO Entity, the Holdings Trust, the Grantor Trust or the Legal Title Trust is determined to be a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule”;

(e)

the Program Manager or the Trustee fails to deposit into the related Collection Account or related Security Account, as applicable, amounts as required under the Holdings Trust Agreement or Pooling Agreement, as applicable, and such amount is not deposited into such Collection Account or such Security Account, as applicable, within two (2) Business Days;

(g)	at any time, Buyer is not owner of all Holdings Trust Certificates.

7.

Exit Fees. Upon the sale or disposition of any Underlying Assets for the purpose of entering into a reverse repurchase transaction with a party that is not an Affiliate of Buyer, Seller shall pay Buyer the Exit Fee on the date of such sale or disposition; provided, that the Exit Fee shall be payable only upon such sale or disposition of an Eligible Underlying Asset for purposes of entering into a reverse repurchase transaction with a party that is not an Affiliate of Buyer.

8.	Additional Cure Periods. In addition to any grace or cure periods provided for in the Agreement and specified herein, the following cure periods shall apply:

(a)

Upon receipt of a notice from Buyer of a failure to comply with Sections (i) or (iii) of Paragraph 10 of the Agreement, Seller shall have one (1) Business Day to cure such default from receipt of such notice.

(b)

Upon the actual knowledge of Seller of a failure to comply with Section (vi) of Paragraph 10 of the Agreement (other than the representations and warranties set forth in the Schedules hereto), Seller shall have thirty (30) days to cure such failure, unless Seller shall have made any such representation or warranty with actual knowledge that they were materially false or misleading at the time made.

9.	Additional Covenants.

(a)

Modifications to Guidelines. Upon a material amendment, modification or supplementation of the Guidelines, Seller shall provide notice thereof to Buyer. With respect to any Underlying Asset originated pursuant to the Guidelines as materially amended, restated, modified or supplemented, the Guidelines shall not be effective for purposes of determining whether such Underlying Asset is an Eligible Underlying Asset or an Ineligible Underlying Asset unless and until Buyer has consented to the new Guidelines.

(b)

Removal of Ineligible Underlying Assets. To the extent that any Underlying Asset is or has become an Ineligible Underlying Asset, Seller shall, if requested by Buyer, cause the Legal Title Trust to sell such Underlying Asset and Seller shall pay to Buyer the aggregate Repurchase Price attributable to such Underlying Asset as of the date immediately prior to the date such Underlying Asset becomes an Ineligible Underlying Asset, which purchase price shall be paid to Buyer in reduction of the Repurchase Price.

(c)

Residential Transitional Loan Sublimit. Seller shall not permit the aggregate unpaid principal balance of the Underlying Assets held by the Legal Title Trust that are Residential Transitional Loans to exceed

(d)

Construction Mortgage Loan Sublimit. The Seller shall not permit the aggregate, outstanding, Purchase Price allocated by Buyer to the Underlying Assets held by the Legal Title Trust that are Construction Mortgage Loans to exceed

(e)	Reserved.

(f)	Reserved.

(g)	Reserved.

(h)	Reserved.

(i)

Limitations on Transfer. With respect any Holdings Trust Certificate, (a) Seller shall not deliver a Request for Issuance of Trust Certificate (as defined in the Holdings Trust Agreement) without the prior written consent of the Buyer, which consent may be provided to Seller by e-mail, and (b) subject to the Section 8.08 of the Holdings Trust Agreement, Seller shall not sell, transfer, assign, or otherwise convey any beneficial ownership interest in the Holdings Trust Certificate to any third party.

(j)

Additional Series of PALCO. The Seller shall promptly notify Buyer in writing upon the formation, registration, or inclusion of any additional series of PALCO other than the Guarantors. Upon the formation, registration, or inclusion of any additional series of PALCO other than the Guarantors, Buyer and Seller shall work together in good faith to amend the terms of this Agreement, the Guaranty and any other applicable Program Documents to reflect such additional series as an additional Guarantor and an additional owner of Seller, consistent with the terms hereof and the Program Documents.

10.

Remedies upon an Event of Default. In addition to the remedies provided in Paragraph 10 of the Agreement, upon the occurrence and during the continuance of an Event of Default following notice to Seller, Buyer shall have the right to direct the Trustee to sell and liquidate the Underlying Assets.

11.	[Intentionally Omitted]

12.	Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Program Document:

(a)

Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Program Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Buyer and Seller without any amendment to, or further action or consent of any other party to, this Annex, the Agreement or any other Program Document so long as the Calculation

Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Buyer. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Seller may revoke any request for a Repurchase Transaction to be made or continued that would bear interest by reference to such Benchmark until Seller’s receipt of notice from the Calculation Agent that a Benchmark Replacement has replaced such Benchmark.

(b)

Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Annex, the Agreement or any other Program Document.

(c)

Notices; Standards for Decisions and Determinations. The Calculation Agent will promptly notify Seller and Buyer of (i) for any replacement pursuant to Section 12(a) of this Annex, the occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Calculation Agent or Buyer pursuant to this Section 12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Program Document, except, in each case, as expressly required pursuant to this Section 12.

13.

Purchase Price Maintenance. The parties agree that in any Repurchase Transaction hereunder whose term extends over a Payment Date for the Purchased Securities subject to such Repurchase Transaction, Buyer shall, on the date such Income is paid, transferred to or credited to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5 of the Agreement and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Repurchase Transaction pursuant to the subparagraph added to Paragraph 5 of the Agreement pursuant to Section 5 hereof.

14.

Expiration of Facility Terms. The Pricing Margins and Loan Level Advance Rates of the Facility will expire on the Expiration Date, at which time, Buyer and Seller may negotiate mutually acceptable Pricing Margins, Loan Level Advance Rates and a new Expiration Date.

15.

Conditions Precedent. Buyer shall not be obligated to enter into any Repurchase Transaction or purchase any Purchased Securities until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the initial Purchase Date:

(a)

Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Program Document duly executed and delivered by the parties thereto, (ii) official good standing certificates dated a recent date with respect to Seller, the Guarantors and the REO Entity from the respective jurisdictions in which they are organized, (iii) certificates of the secretary, an assistant secretary or other authorized person of Seller, the Guarantors and the REO Entity with respect to attached copies of the Governing Documents and applicable resolutions of Seller, the Guarantors and the REO Entity, and the incumbencies and signatures of officers of Seller, the Guarantors and the REO Entity executing the Program Documents to which such Person is a party, evidencing the authority of Seller, each Guarantor and the REO Entity with respect to the execution, delivery and performance thereof, (iv) such opinions from counsel to Seller and the Guarantors as Buyer may reasonably require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Securities and any other collateral pledged pursuant to the Program Documents, Investment Company Act matters and the applicability of Bankruptcy Code safe harbors, (v) Asset Tape, and (vi) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may reasonably require;

(b)

(i) UCC financing statements have been filed against Seller in each filing office necessary for the perfection of the security interest created hereby, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller, the Purchased Securities and Underlying Assets as Buyer may reasonably require, and (iii) the results of such searches are reasonably satisfactory to Buyer;

(c)

Buyer has received payment from Seller of all fees and expenses then payable and invoiced under the Program Documents, in each case, to the extent due, payable and invoiced on or before the Closing Date, and, in the case of legal fees and expenses, subject to the Legal Fee Cap;

(d)	Buyer has completed to its satisfaction such due diligence and modeling as it may require;

(e)	No Event of Default shall have occurred and be continuing; and

(f)	The following statements shall be true, and Seller, by accepting the Purchase Price shall be deemed to have certified that:

1.

the representations and warranties contained in Section 16 and Paragraph 9 of the Agreement are correct in all respects (in the case of any representation or warranty containing any materiality qualifier) or in all material respects (in the case of any representation or warranty that does not contain any materiality qualifier) on and as of such day as though made on and as of such date, both before and after giving effect to the Repurchase Transaction (or, to the extent such representations and warranties speak as of a specific date, were true and correct on and as of such date); and

2.

all covenants and agreements contained in the Program Documents, including the delivery of all reports required to be delivered thereunder, shall have been complied with by the parties thereto in all material respects.

The failure of Seller to satisfy any of the conditions precedent in this Section 15 with respect to any Repurchase Transaction or the Purchased Security shall, unless such failure was waived in writing by Buyer on or before the Purchase Date, give rise to the right of Buyer at any time to rescind the Repurchase Transaction, whereupon Seller shall promptly pay to Buyer the Repurchase Price of such Purchased Security.

16.

Additional Representations and Warranties. Seller, solely with respect to itself, each Guarantor, the Legal Title Trust, the Grantor Trust, the REO Entity and the Program Documents, hereby represents and warrants to Buyer as follows as of the Closing Date and each Purchase Date (except as otherwise set forth specifically in a particular representation or warranty):

(a)

Seller. Seller has been duly organized and validly exists in good standing as a limited partnership under the laws of the State of Delaware. Seller (i) has all requisite power, authority, legal right, licenses and franchises, except where the failure to do so would not cause a Material Adverse Effect, (ii) is duly qualified to do business in all jurisdictions necessary, except where the failure to be so qualified would not cause a Material Adverse Effect, and (iii) has been duly authorized by all necessary action, to (W) own, lease and operate its properties and assets, (X) conduct its business as currently conducted, (Y) execute, deliver and perform its obligations under the Program Documents to which it is a party, and (Z) acquire, own, sell, assign, pledge and repurchase the Purchased Securities. Seller’s exact legal name is PALCO LVS 4 LP. Seller’s location (within the meaning of Article 9 of the UCC) is Delaware. Seller has not changed its name or location within the past twelve (12) months. Seller’s tax identification number is 39-2605313. Seller is the sole beneficial owner of the Purchased Securities and an indirect, wholly-owned subsidiary of the Guarantors.

(b)

Legal Title Trust. The Legal Title Trust has been duly organized and validly exists as a common law trust formed under the laws of the State of New York. The Legal Title Trust (i) has all requisite power, authority, legal right, licenses and franchises, except where the failure to do so would not cause a Material Adverse Effect, (ii) is duly qualified to do business in all jurisdictions necessary, except where the failure to do so qualified would not cause a Material Adverse Effect, and (iii) has been duly authorized by all necessary action, to (W) own, lease and operate its properties and assets, (X) conduct its business as currently conducted, (Y) execute, deliver and perform its obligations under the Program Documents to which it is a party, and (Z) acquire, own, sell, assign, pledge and repurchase the Purchased Securities. The Legal Title Trust holds all beneficial and equitable interests in each Holdback Draw that remains undrawn in respect of each Residential Transitional Loan that is a Holdback Loan.

(c)

Grantor Trust. The Grantor Trust has been duly organized and validly exists as a common law trust formed under the laws of the State of New York. The Grantor Trust (i) has all requisite power, authority, legal right, licenses and franchises, except where the failure to do so would not cause a Material Adverse Effect, (ii) is duly qualified to do business in all jurisdictions necessary, except where the failure to do so qualified would not cause a Material Adverse Effect, and (iii) has been duly authorized by all necessary action, to (W) own, lease and operate its properties and assets, (X) conduct its business as currently conducted, (Y) execute, deliver and perform its obligations under the Program Documents to which it is a party, and (Z) acquire, own, sell, assign, pledge and repurchase the participation interests issued to the Grantor Trust and to issue its Grantor Trust Certificate.

(d)

REO Entity. The REO Entity has been duly organized and validly exists in good standing as a limited liability company formed under the laws of the State of Delaware. The REO Entity (i) has all requisite power, authority, legal right, licenses and franchises, except where the failure to do so would not cause a Material Adverse Effect, (ii) is duly qualified to do business in all jurisdictions necessary, except where the failure to do so qualified would not cause a Material Adverse Effect, and (iii) has been duly authorized by all necessary action, to (W) own, lease and operate its properties and assets, (X) conduct its business as currently conducted, (Y) execute, deliver and perform its obligations under the Program Documents to which it is a party, and (Z) acquire, own, sell, assign, pledge and repurchase the participation interests issued to it and to issue the REO Membership Certificate.

(e)

Holdings Trust. The Holdings Trust has been duly organized and validly exists as a common law trust formed under the laws of the State of Delaware. The Holdings Trust (i) has all requisite power, authority, legal right, licenses and franchises, except where the failure to do so would not cause a Material Adverse Effect, (ii) is duly qualified to do business in all jurisdictions necessary, except where the failure to do so qualified would not cause a Material Adverse Effect, and (iii) has been duly authorized by all necessary action, to (W) own, lease and operate its properties and assets, (X) conduct its business as currently conducted, (Y) execute, deliver and perform its obligations under the Program Documents to which it is a party, and (Z) acquire, own, sell, assign, pledge and repurchase (i) the Grantor Trust Certificate issued to it and (ii) the REO Membership Certificate issued to it, and to issue the Holdings Trust Certificates.

(f)

Program Documents. Each Program Document to which Seller is a party has been duly executed and delivered by Seller and, subject to the due execution and delivery by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Program Document to which it is a party do not and will not (i) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (X) Governing Document, Indebtedness or Contractual Obligation applicable to Seller or any of its properties or assets, (Y) Requirements of Law, or (Z) approval, consent, judgment, decree, order or demand of any Governmental Authority, in each case that would result in a Material Adverse Effect, or (ii) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Program Documents to which it is a party and the sale of and grant of a security interest in Purchased Security to Buyer, have been obtained, effected, waived or given (other than any financing statement that has been or will be filed pursuant to the Agreement) and are in full force and effect. The execution, delivery and performance of the Program Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the knowledge of Seller threatened, against Seller or the Guarantors before any Governmental Authority (a) asserting the invalidity of any Program Document, (b) seeking to prevent the consummation of any Repurchase Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)

Taxes. Seller has filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all income, franchise and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, which have become due, and except for those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP.

(h)	No Default. No Event of Default exists.

(i)

Investment Company Act. Seller (i) is not required to register under the Investment Company Act based upon the exemption provided by Section 3(c)(7) of the Investment Company Act (although other exemptions or exclusions may be applicable), and (ii) is not a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule”.

(j)

Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Underlying Assets, is its chief executive office, the address of which is set forth in Schedule I to this Annex.

(k)

Principal Office; Jurisdiction of Formation. On the Closing Date, each of the principal office, chief executive office, and principal place of business of Seller is located at the address set forth in Schedule I to this Annex. Seller shall provide Buyer with thirty (30) days’ advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller does not have a trade name.

(l)

Noncontravention. The consummation of the transactions contemplated by the Agreement and the other Program Documents to which Seller is a party is in the ordinary course of business of Seller and will not conflict with, result in the breach of or violate any provision of the Governing Documents of Seller or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which Seller, the Underlying Assets, the Purchased Securities, or any of Seller’s Property is or may be subject to, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Seller, the Underlying Assets or Seller’s Property is subject.

(m)

Legal Proceeding. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Seller’s knowledge, threatened against Seller with respect to which an unfavorable decision, ruling or finding would materially and adversely affect the validity of the Underlying Assets, the Purchased Securities or the validity or enforceability of the Agreement, the other Program Documents or any agreement or instrument to which Seller is a party and which is used or contemplated for use in the consummation of the transactions contemplated thereby, would materially and adversely affect the proceedings of Seller in connection herewith or would or could materially and adversely affect Seller’s ability to carry out its obligations hereunder.

(n)

No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any Governmental Authority, is required in connection with the execution, delivery and performance by Seller of the Agreement or any other Program Document to which Seller is a party, other than (i) any that have heretofore been obtained, given or made and (ii) filings made in connection with the Liens contemplated by the Agreement and the other Program Documents to which Seller is a party.

17.

Margin Calls. With respect to the Repurchase Transactions contemplated by this Annex, Margin Notices must be made in writing (which writing may be electronically by e-mail) directly to Seller contact listed in Schedule I to this Annex and must include calculations in reasonable detail as to the Market Value for any Mortgage Loan constituting an Underlying Asset. Margin Notices made orally by telephone shall not be accepted.

18.

Notices. Notwithstanding anything in the Agreement or this Annex to the contrary, all notices, demands and other communications referred to in this Annex and in connection with any Repurchase Transaction, including, without limitation, those made in connection with a margin call or otherwise contemplated by the applicable Confirmation, shall be in writing and sent by email, facsimile, messenger or otherwise to the address specified in Schedule I hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. In the case of any notice, demand or other communication to Seller, such notice, demand or other communication must be addressed to the attention indicated in Schedule I hereto or otherwise to the attention of a Responsible Officer of Seller (or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of Seller).

19.

No Reliance. In addition to the representations and warranties set forth in Paragraph 9 of the Agreement, each party hereby makes the following representations and warranties in connection with the Agreement and each Repurchase Transaction thereunder, which shall continue during the term of any such Repurchase Transaction:

(a)

unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in the Agreement, including in this Annex;

(b)

it has made and will make its own decisions regarding the entering into of any Repurchase Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult; and

(c)	it understands the terms, conditions and risks of each Repurchase Transaction and is willing to assume (financially and otherwise) those risks.

20.

Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Repurchase Transaction under the Agreement, and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

21.

Waiver of Immunity. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Repurchase Transaction under the Agreement.

22.

Notice Regarding Client Money Rules. Buyer, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Buyer from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, Buyer shall not segregate money received by it from Seller from Buyer money and Buyer shall not be liable to account to Seller for any profits made by Buyer use as banker of such cash and upon failure of Buyer, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so Seller will not be entitled to share in any distribution under the Client Money Distribution Rules.

23.

Counterparts. This Annex may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Annex by signing and delivering one or more counterparts. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested. The parties agree that this Annex, any addendum, exhibit or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Annex may be accepted, executed or agreed to through the use of an electronic signature in accordance with the federal Electronic Signatures in Global and National Commerce Act (as amended from time to time), the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be reasonably chosen by a signatory hereto, including but not limited to DocuSign.

24.

Construction. Save for the amendments made hereby, the parties agree that the text of the body of the Agreement is intended to conform with the Global Master Repurchase Agreement (2000 Version) promulgated by The Bond Market Association and International Securities Market Association and shall be construed accordingly.

25.

Governing Law. This Annex shall be governed by and construed in accordance with the laws of England, provided, however, Sections 20 and 21 of this Annex shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

26.	Financial Certifications and Reporting. Seller shall deliver to Buyer the following:

(a)

In connection with the delivery of the balance sheets and the financial statements referenced in clause (b) below, a certificate of a financial officer of each Guarantor certifying the related Guarantor’s compliance with the financial covenants in Section 6(f) of this Annex; and

(b)

as soon as is practicable, but in any event within (i) sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year, unaudited, consolidated balance sheets of each Guarantor for such fiscal period, and (ii) one hundred twenty (120) days after the last day of each fiscal year, the consolidated financial statements of the related Guarantor for such fiscal year, presented fairly in accordance with GAAP, and accompanied by an unqualified report of an independent certified public accountant that is a member of the American Institute of Certified Public Accountants.

27.	Sanctions; Anti-Corruption.

(a)

Status under Sanctions. None of Seller, or, to the knowledge of Seller, any director, officer, employee, agent, or affiliate of Seller or any of its Subsidiaries is an individual or entity (“Person”) that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions.

(b)

Compliance with Sanctions and Anti-Corruption Laws. Seller is in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010 (the “UKBA”), and any other applicable anti-corruption laws. Seller shall maintain in effect policies and procedures designed to promote compliance by Seller, its Affiliates, and their respective directors, officers, employees, and agents, with applicable Sanctions and with the FCPA, the UKBA, and any other applicable anti-corruption laws.

(c)

Use of Purchase Price. Seller will not, directly or indirectly, use the Purchase Price or any Cash Margin, or lend, contribute or otherwise make available the Purchase Price to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, the UKBA, or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person.

28.	Intent. For purposes of the Repurchase Transactions contemplated by this Annex, the Agreement is hereby amended by adding the following as a new Paragraph 23:

23.	Intent

(a)

It is understood that either party’s right to liquidate Purchased Securities delivered to it in connection with Repurchase Transactions hereunder or to exercise any other remedies pursuant to Paragraph 10 hereof is a contractual right to liquidate such Repurchase Transaction as described in Section 555 of the Bankruptcy Code.

(b)

The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Repurchase Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Repurchase Transaction would render such definition inapplicable).

(c)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Repurchase Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(d)

The parties recognize that each of the Repurchase Transactions and this Agreement is a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, or a “qualified financial contract” as that term is defined in the Federal Deposit Insurance Act, as applicable, and a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code.

(e)

The parties intend and agree that (1) that each payment under this Agreement has been made by, to or for the benefit of a financial institution as defined in Section 101(22) of the Bankruptcy Code, a financial participant as defined in Section 101(22A) of the Bankruptcy Code, a “master netting agreement participant,” as defined in Section 101(38B) of the Bankruptcy Code; and (2) payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Sections 101 and 741(5) of the Bankruptcy Code or transfers made by or to (or for the benefit of) a financial institution or financial participant in connection with a securities contract or repurchase agreement.

(f)

The parties further intend and agree that: (1) Buyer is (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) entitled to, without limitation, the liquidation, termination, acceleration, set-off, and non-avoidability rights afforded to parties, such as Buyer, who are parties to a “securities contract” pursuant to Sections 555, 362(b)(6) and 546(c) of the Bankruptcy Code; and a “master netting agreement” pursuant to Section 561, 362(b)(27) and 546(j) of the Bankruptcy Code; and (2) Buyer’s right to liquidate the Purchased Securities delivered to it in connection with the Repurchase Transactions hereunder or to accelerate or terminate the Agreement or otherwise exercise any other remedies herein is a contractual right to liquidate, accelerate or terminate such Repurchase Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code. The parties also recognize, intend and agree that the Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Section 365(a) of the Bankruptcy Code.

(g)

With respect to the Guaranty provided by the Guarantors, the parties intend and agreed that the Guaranty is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Repurchase Transactions hereunder as defined under Sections 101(38)(A) and 741(7)(A)(xi) of the Bankruptcy Code.

(h)

Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(i)	Each party agrees that it shall not challenge the characterization of this Agreement or any Repurchase Transaction as a securities contract and master netting agreement under the Bankruptcy Code.

(j)	Each party agrees that this Agreement and the Repurchase Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

29.	Security Interest Matters. For purposes of the Repurchase Transactions contemplated by this Annex, the Agreement is hereby amended by adding the following as a new Paragraph 24:

“24.	Security Interest.

Although the parties intend that all Repurchase Transactions hereunder be sales and purchases and not loans (other than for U.S. federal income tax purposes), in the event any such Repurchase Transactions are deemed to be loans, and given that Seller is organized under the laws of Delaware, Seller shall be deemed to have pledged and does hereby pledge to Buyer as security for the performance by Seller of its obligations under each such Repurchase Transaction, and shall be deemed to have granted and does hereby grant to Buyer a security interest in, all of the related Purchased Securities with respect to all Repurchase Transactions hereunder and all Income thereon and other proceeds thereof.”

30.	Margin Maintenance Matters. Notwithstanding the terms and conditions of Paragraph 4(c) of the Agreement, Seller shall be deemed to not have Net Exposure in respect of Buyer at any time.

31.

Tax Matters. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal and applicable state and local income taxes, to treat each Repurchase Transaction as indebtedness of Seller that is secured by the Purchased Securities and the Purchased Securities as owned by Seller for U.S. federal and applicable state and local income tax purposes in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by applicable law.

REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF the parties have caused this Annex to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

BARCLAYS BANK PLC		PALCO LVS 4 LP

By: PALCO LVS 4 GP LLC, its general partner

By:	/s/ Grace Park	By:	/s/ Michael Chiao
Name:	Grace Park	Name:	Michael Chiao
Title:	Managing Director	Title:	Authorized Person

Signature Page to the Annex I.K

SCHEDULE I to ANNEX

If to Buyer:

For all notices and Confirmations under this Annex I.K:

Barclays Bank PLC

Barclays Bank PLC

With copies to:

Barclays Bank PLC – Operations US

For all legal notices under this Annex:

Barclays Bank PLC

If to Seller:

For notices relating to margin calls or Purchased Securities under Paragraph 4 of the Agreement (as amended) and for notices relating to any notice of dispute with respect to Market Value:

PALCO LVS 4 LP

Schedule I to Annex I.K

All other notices and communications under the Agreement and the related Annex and Schedules thereto shall be sent to:

PALCO LVS 4 LP

With a copy in the case of any notice delivered under or pursuant to an Event of Default or event which with the passing of time or the delivery of notice of default under or pursuant to Paragraph 10 of the Agreement (as amended by this Annex), would constitute an Event of Default, and/or any notification communication requesting or relating to a waiver, amendment or variation of the rights and/or obligations of the parties under the Agreement (as amended by this Annex), other than Confirmations delivered pursuant to the Agreement to:

Pacific Investment Management Company LLC

AND

Pacific Investment Management Company LLC

Schedule I to Annex I.K

Schedule I to Annex I.K

SCHEDULE II-A TO ANNEX

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

ALL MORTGAGE LOANS

[Intentionally Omitted]

1

Schedule II-A to Annex I.K

SCHEDULE II-B TO ANNEX

ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

NON-PERFORMING LOANS AND RE-PERFORMING LOANS

[Intentionally Omitted]

1

Schedule II-B to Annex I.I

SCHEDULE II-C TO ANNEX

ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

NON-QM LOANS

[Intentionally Omitted]

1

Schedule II-C to Annex I.K

SCHEDULE II-D TO ANNEX

ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO AGENCY LOANS

[Intentionally Omitted]

1

Schedule II-D to Annex I.K

SCHEDULE II-E TO ANNEX

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO REO PROPERTY

[Intentionally Omitted]

1

Schedule II-E to Annex I.K